Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 14, 2023, relating to the consolidated financial statements of MicroCloud Hologram Inc. (formerly known as Golden Path Acquisition Corporation) (the “Company”) for the years ended December 31, 2022 and 2021, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2022

We also consent to the reference to us under the heading “Expert” in such Registration Statements.

/s/ Assentsure PAC

Singapore

October 11, 2023